Exhibit 99.1

NEWS RELEASE

August 28, 2008

FINMECCANICA AND DRS TECHNOLOGIES ANNOUNCE EARLY TERMINATION OF
HART-SCOTT-RODINO WAITING PERIOD

Rome (Italy) and Parsippany (NJ-USA) - Finmeccanica, S.p.A. (FNC:MI) and DRS Technologies, Inc. (NYSE: DRS) announced today that the Department of Justice and Federal Trade Commission have granted early termination of the waiting period, effective August 27, 2008, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR), in connection with DRS's proposed merger with Finmeccanica.

As announced on May 12, 2008, Finmeccanica and DRS entered into a definitive merger agreement in which Finmeccanica will acquire DRS for US$81 per share. Completion of HSR review was one of the conditions for the consummation of the merger. The merger continues to be subject to, among other conditions, certain other regulatory approvals, as well as the approval of DRS's stockholders. DRS has scheduled a special meeting of stockholders for September 25, 2008 to vote on the merger.

About Finmeccanica

Headquartered in Italy, Finmeccanica is a leading global high-technology company with core competencies in the design and manufacture of helicopters, civil and military aircraft, aero structures, satellites, space infrastructure, missiles, defense electronics and security. The company employs more than 60,000 people worldwide, including 2,100 employees at 32 sites in North America. For more information about Finmeccanica, visit www.finmeccanica.com.

About DRS

DRS, headquartered in Parsippany, New Jersey, U.S.A., is a leading supplier of integrated products, services and support to military forces, government agencies and prime contractors worldwide. The company employs approximately 10,500 people. For more information about DRS, please visit the company's web site at www.drs.com.


ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT: DRS has filed with the U.S. Securities and Exchange Commission a definitive proxy statement and other relevant documents in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DRS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FINMECCANICA, DRS AND THE PROPOSED TRANSACTION. A definitive proxy statement was sent to security holders of DRS seeking their approval of the transaction. Investors and security holders may obtain a free copy of these materials and other documents filed with the U.S. Securities and Exchange Commission at the U.S. Securities and Exchange Commission's web site at http://www.sec.gov. A free copy of the proxy statement also may be obtained from DRS Technologies Inc, 5 Sylvan Way, Parsippany, NJ 07054, Attn: Investor Relations. Investors and security holders may access copies of the documents filed with the U.S. Securities and Exchange Commission by DRS on its web site at http://ir.drs.com.

PARTICIPANTS IN SOLICITATION: DRS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transaction. Information regarding DRS's directors and executive officers is available in its proxy statement filed with the U.S. Securities and Exchange Commission by DRS on August 25, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the U.S. Securities and Exchange Commission.

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This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not an offer for sale of any securities in the United States. Securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder. Finmeccanica has not registered and does not intend to register any portion of any offering of securities in the United States or to conduct a public offering of any securities in the United States.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to the combined company's expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as "may," "will," "intend," "plan," "project," "expect," "anticipate," "could," "should," "would," "believe," "estimate," "contemplate," "possible" or similar expressions. These statements are not guarantees of the companies' future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for the companies' products and other risks or uncertainties. Given these uncertainties, you should not rely on forward looking statements. Such forward-looking statements speak only as of the date on which they were made, and the companies undertake no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.


For information, contact:

Finmeccanica S.p.A.
U.S. Media
Dan Hill
+1 202 683 3127
dan_hill@mac.com
or
International
Roberto Alatri
+39 347 4184 430
roberto.alatri@finmeccanica.com

DRS Technologies, Inc.
Richard M. Goldberg
Vice President, Public Affairs
+1 973 451 3584
goldberg@drs.com
or
Patricia M. Williamson
Vice President, Investor Relations
+1 973 898 6025
p.williamson@drs.com

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